Telenav Reports First Quarter Fiscal 2013 Financial Results
-Strategic growth and international revenue up 66 percent year over year
-Revenue from automotive solutions more than doubled year over year

Sunnyvale, Calif. - October 25, 2012 -TeleNav®, Inc. (NASDAQ:TNAV), the leader in personalized navigation, today announced its financial results for the first quarter of fiscal 2013 ended September 30, 2012.
“We are pleased to have either delivered or outperformed our expectations for the quarter across all metrics,” said HP Jin, chairman, president and CEO of Telenav. “Revenue from our strategic and international growth initiatives accounted for 40 percent of our total revenue in the first quarter, which is driven by growth from automotive revenue and the effect of the decline resulting from our new Sprint relationship. Our automotive revenue more than doubled year over year. Mobile advertising is another strategic focus area for Telenav, and we were pleased to announce earlier this month the acquisition of ThinkNear and the launch of our new mobile local advertising platform called Scout™ Advertising™.”

Financial Highlights

•
Revenue for the first quarter of fiscal 2013 was $46.0 million, which compares with $54.8 million in the prior sequential quarter and $52.7 million in the first quarter of fiscal 2012. As previously announced in July of 2012, Telenav amended its contract with Sprint and as a result the quarterly revenue under the Sprint bundle was reduced beginning with the quarter ended September 30, 2012.

•
Revenue from strategic growth areas - which include automotive, enterprise location-based services (LBS), mobile advertising and premium LBS - combined with international revenue was $18.4 million, which compares with $16.2 million in the prior sequential quarter and $11.1 million in the same quarter one year ago. Strategic growth and international revenue represented 40 percent of total revenue for the first quarter of fiscal 2013, up from the fourth quarter of fiscal 2012. Included in revenue from strategic growth, automotive revenue was $9.4 million or 20 percent of total revenue for the first quarter of fiscal 2013.

•
Net income for the first quarter of fiscal 2013 was $2.7 million, or $0.06 per diluted share, which compares with net income of $6.6 million, or $0.15 per diluted share, in the fourth quarter of fiscal 2012 and net income of $8.2 million, or $0.18 per diluted share, for the first quarter of fiscal 2012.

•
Non-GAAP net income for the first quarter of fiscal 2013 was $4.5 million, or $0.10 per diluted share, which compares with $9.3 million, or $0.21 per diluted share, in the fourth quarter of fiscal 2012 and $9.8 million, or $0.22 per diluted share in the first quarter of fiscal 2012. Non-GAAP net income and non-GAAP net income per diluted share excludes stock-based compensation expense, legal settlement costs and amortization expense of capitalized software and developed technology, net of tax.

•
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, legal settlement cost and stock-based compensation expense) for the first quarter of fiscal 2013 was $6.7 million, which compares with $15.0 million in the prior sequential quarter and $15.5 million in the same quarter a year ago.

•
Ending cash, cash equivalents, and short-term investments totaled $216.6 million and the company had no debt as of September 30, 2012. This represents $5.27 per share of outstanding common stock as of September 30, 2012.

•	Total subscribers for September 2012 increased to 34.3 million.

Recent Business Highlights

•
In October, a major North American global automaker began production of select vehicle models equipped with Telenav's in-dash navigation software. Delphi's connected infotainment system will use Scout for Cars to calculate turn-by-turn directions and incorporate real-time information from SiriusXM such as traffic and weather. Navigation with integrated connected features will be accessible through voice commands and a full-color LCD touch-screen. Initially, the automaker is expected to incorporate Scout for Cars into vehicles in North America and the Middle East, with other regions following thereafter.

•
In October, Telenav announced that it acquired Local Merchant Services, Inc., known as ThinkNear, a privately held hyper-local mobile advertising company, for consideration of $22.5 million, consisting of approximately $18.5 million in cash, plus restricted stock and assumed options. Telenav has combined ThinkNear's targeting technology with the existing Telenav Drive-To Advertising™ solution to create a new mobile local advertising platform called Scout Advertising, which was launched with the closing of the acquisition.

•
In September, Telenav announced the launch of Scout for Android, a free, voice-guided, personalized GPS navigation app as well as Scout for Ford SYNC AppLink. Telenav is offering a premium version of Scout for Android for $24.99 per year or $4.99 per month. The premium version provides unique features for road warriors such as speed traps, traffic camera information, lane assist, and speed limit alerts, as well as access to Car Connect, a feature that enables the mobile app to work with Ford SYNC AppLink. Mobile users now have the ability to access the same personalized navigation app in their cars that they have on their phones.

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In August, Telenav announced that Scout for Apps is available on both the Android and Windows Phone platforms. Launched initially for the iPhone in March, Scout for Apps is the first HTML5, browser-based, voice-guided, turn by turn, GPS navigation service for mobile phones and remains the only GPS navigation service that developers can embed within their own mobile apps or websites.

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In August, Telenav announced an update to Scout for iPhone, to include Always There Navigation, downloadable offline navigation that provides GPS navigation service at all times, regardless of whether or not drivers are in wireless coverage. Scout also now comes with free speech recognition, allowing users to conduct hands-free local business and address searches with voice commands.

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Today, Telenav announced that its board of directors has authorized a third repurchase plan, allowing the company to repurchase up to $20 million, inclusive of broker fees, of its common stock, in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and amount of repurchase transactions under this program will depend on market conditions and other considerations. All of the repurchases will be funded by Telenav's available working capital and the duration of the repurchase program is 12 months although it may be increased, extended, suspended or discontinued without prior notice.

Business Outlook
For the second fiscal quarter ending December 31, 2012, Telenav offers the following guidance, which is predicated on management's judgments:

•	Total revenue is expected to be $49 to $51 million;

•	Revenue from strategic growth areas and international is expected to be approximately 50 percent of total revenue;

•	GAAP gross margin is expected to be 66 percent to 67 percent;

•
Non-GAAP gross margin is expected to be 69 percent to 70 percent , and excludes adjustments which include the amortization of capitalized software and developed technology of approximately $1.5 million;

•	GAAP operating expenses are expected to be $33 to $34 million;

•	Non-GAAP operating expenses are expected to be $30.5 to $31.5 million, and exclude approximately $2.5 million in stock-based compensation expense;

•	GAAP net income is expected to be break even to $1.0 million;

•	GAAP diluted net income per share is expected to be break even to $0.02;

•
Non-GAAP net income is expected to be $3.0 to $4.0 million, and excludes the impact of approximately $2.5 million of stock-based compensation expense and approximately $1.5 million of capitalized software and developed technology amortization expenses;

•	Non-GAAP diluted net income per share is expected to be $0.07 to $0.09;

•
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense) is expected to be $6.0 to $7.0 million, and excludes the impact of approximately $2.5 million in stock-based compensation expenses and $2.5 to $3.0 million of depreciation and amortization expenses;

•	Weighted average diluted shares outstanding are expected to be approximately 43 million.

For the fiscal year ending June 30, 2013, Telenav offers the following guidance:

•	Total revenue is expected to be $190 to $200 million;

•	Revenue from strategic growth areas and international is expected to be approximately 50 percent of total revenue for the fiscal year;

•	GAAP gross margin is expected to be 66 percent to 67 percent ;

•
Non-GAAP gross margin is expected to be 68 percent to 69 percent , and excludes adjustments which include the amortization of capitalized software and developed technology of approximately $4.5 million;

•	GAAP net income (loss) is expected to be break even to $(3.0) million, or break even to $(0.07) per diluted share;

•
Non-GAAP net income is expected to be $8.0 million to $12.0 million, or $0.19 to $0.28 per diluted share, and excludes the impact of $8.0 to $9.0 million of stock-based compensation expense, net of taxes, and approximately $4.5 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense) is expected to be $15.0 to $20.0 million, and excludes the impact of $8.0 to $9.0 million in stock-based compensation expenses and $10.0 to $11.0 million of depreciation and amortization expenses;

•	Weighted average diluted shares outstanding are expected to be 42 million to 43 million.

The above information concerning guidance for the second fiscal quarter and fiscal 2013 represents Telenav's outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-428-9490 (toll-free, domestic only) or 719-325-2420 (domestic and international toll) and enter passcode 7247973. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 7247973.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income, non-GAAP net income per share, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav's underlying operating results. These non-GAAP measures are some of the primary measures Telenav's management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures: Non-GAAP net income measures GAAP net income excluding the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements, net of taxes. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income, non-GAAP net income per share, and adjusted EBITDA. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements excluded represent settlements from patent litigation cases in which we are defendants.  Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of any tax effect of the GAAP stock-based compensation expenses, capitalized software and developed technology amortization expenses, legal settlements, and other items that are being eliminated to arrive at the non-GAAP net income.

Adjusted EBITDA measures our GAAP operating income excluding the impact of stock-based compensation expense, depreciation, amortization, and other items such as legal settlements. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.

Reconciliations of historical GAAP to non-GAAP net income and adjusted EBITDA financial measures are presented in our prior earnings press releases. To reconcile the historical GAAP net income to non-GAAP net income and non-GAAP net income per share, add back the indicated amounts of stock-based compensation expense, capitalized software and developed technology amortization expenses, legal settlements, and other applicable items, net of tax. To reconcile the historical GAAP net income to adjusted EBITDA, add back the indicated amounts of stock-based compensation expense, depreciation and amortization expenses, interest income, other income (expense), provision for income taxes, and other applicable items.

Forward - Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav's anticipated or assumed future financial results and shares outstanding, the success of its efforts with Ford and Delphi and launch of vehicles containing the results of those collaborations and the adoption and success of Scout for Cars. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in Telenav's quarterly and annual operating results; Telenav's dependence on Ford, Sprint and AT&T for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom Telenav provides services, as have occurred in the past; automotive manufacturers and automotive equipment suppliers (“OEMs”) and consumer acceptance of Scout by Telenav, Scout for Cars and other Scout applications; Telenav's success in achieving additional design wins from OEMs and automotive manufacturers and the delivery dates of automobiles with Telenav's products incorporated; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's short history  in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of Telenav's products offered by Ford and the products offered by other automotive OEMs; the timing of new product releases and vehicle production by our automotive customers; Telenav's ability to increase revenue from premium services; successful conversion of freemium users to paid subscribers; Telenav's inexperience in the mobile advertising market; Telenav's ability to successfully integrate and manage the operations and technologies and products of its acquisitions, including ThinkNear;Telenav's ability to estimate and sustain or increase its revenue and profitability; Telenav's ability to attract and retain qualified personnel; impact of foreign currency exchange rates; Telenav incurring losses; Telenav's ability to attract, migrate and retain new wireless carriers and auto manufacturers and automotive OEMs; Telenav's ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon Telenav's financial results; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav's services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav's mission is to help make people's lives easier, less stressful, more fun, and more productive while they are on the go. Our personalized navigation services help people make faster and smarter daily decisions about where to go, when to leave, how to get there, and what to do when they arrive.
We aim to be everywhere people need us. Our partners are wireless carriers, automobile manufacturers and original equipment manufacturers (OEMs), app developers, advertisers and agencies, as well as enterprises large and small. Our partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sony, Sprint Nextel, Telcel, T-Mobile US, U.S. Cellular, Verizon Wireless and Vivo Brazil. You can also find us in mobile app stores and on the web at www.telenav.com and www.scout.me.
Follow Telenav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.
The Telenav, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11384
Copyright 2012 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," and "Scout Advertising," are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
Media Contact:
Mary Beth Lowell
Telenav, Inc.
425.531.0122

marybethl@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2012	June 30, 2012*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$15,315	$6,920
Short-term investments	201,283	192,548
Accounts receivable, net of allowances of $752 and $314 at September 30, 2012 and June 30, 2012, respectively	30,948	25,316
Deferred income taxes	1,107	1,403
Prepaid expenses and other current assets	11,432	14,319
Total current assets	260,085	240,506
Property and equipment, net	14,335	15,442
Deferred income taxes, non-current	3,225	2,872
Deposits and other assets	7,221	5,959
Total assets	284,866	264,779
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,990	3,059
Accrued compensation	7,972	9,116
Accrued royalties	5,707	4,397
Other accrued expenses	9,099	8,385
Deferred revenue	28,472	9,222
Income taxes payable	74	1,350
Total current liabilities	53,314	35,529
Deferred rent, non-current	9,018	8,410
Other long-term liabilities	4,487	4,322
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 44,276 shares issued and 41,131 shares outstanding at September 30, 2012; 44,001 shares issued and 41,353 shares outstanding at June 30, 2012	42	42
Additional paid-in capital	118,935	118,855
Accumulated other comprehensive income	518	370
Retained earnings	98,552	97,251
Total stockholders’ equity	218,047	216,518
Total liabilities and stockholders’ equity	$284,866	$264,779

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2012

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2012	2011

Revenue:
Product	$9,300	$4,071
Services	36,656	48,661
Total revenue	45,956	52,732
Cost of revenue:
Product	4,532	1,894
Services	7,880	8,422
Total cost of revenue	12,412	10,316
Gross profit	33,544	42,416
Operating expenses:
Research and development	15,604	16,479
Sales and marketing	8,601	7,467
General and administrative	5,997	6,250
Total operating expenses	30,202	30,196
Income from operations	3,342	12,220
Interest income	381	382
Other income, net	41	110
Income before provision for income taxes	3,764	12,712
Provision for income taxes	1,063	4,528
Net income	$2,701	$8,184
Net income per share
Basic	$0.07	$0.20
Diluted	$0.06	$0.18
Weighted average shares used in computing net income per share
Basic	41,312	41,550
Diluted	42,975	45,006

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,
	2012	2011

Operating activities
Net income	$2,701	$8,184
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,892	2,135
Accretion of premium on short-term investments	1,054	1,132
Stock-based compensation expense	1,420	1,180
Excess tax benefit from stock-based compensation	(19)	(521)
Changes in operating assets and liabilities:
Accounts receivable	(5,644)	9,728
Deferred income taxes	(57)	258
Prepaid expenses and other current assets	2,887	(1,802)
Other assets	(1,319)	(462)
Accounts payable	(929)	199
Accrued compensation	(1,144)	(1,090)
Accrued royalties	1,310	(1,092)
Accrued expenses and other liabilities	888	(728)
Income taxes payable	(1,247)	1,717
Deferred rent	813	2,784
Deferred revenue	19,250	(18,336)
Net cash provided by operating activities	21,856	3,286

Investing activities
Purchases of property and equipment	(542)	(2,816)
Additions to capitalized software	(379)	(615)
Purchases of short-term investments	(41,887)	(28,024)
Purchases of long-term investments	(150)	(250)
Proceeds from sales and maturities of short-term investments	32,253	44,962
Acquisitions, net of cash acquired	—	(1,768)
Net cash (used in) provided by investing activities	(10,705)	11,489

Financing activities
Proceeds from exercise of stock options	217	769
Repurchase of common stock	(2,985)	(7,933)
Excess tax benefit from stock-based compensation	19	521
Net cash used in financing activities	(2,749)	(6,643)

Effect of exchange rate changes on cash and cash equivalents	(7)	(44)
Net increase in cash and cash equivalents	8,395	8,088
Cash and cash equivalents, at beginning of period	6,920	24,053
Cash and cash equivalents, at end of period	$15,315	$32,141

Supplemental disclosure of cash flow information
Income taxes paid, net	$1,798	$1,321

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2012	2011

GAAP net income	$2,701	$8,184
Adjustments:
Capitalized software and developed technology amortization expenses	585	571
Stock-based compensation:
Cost of revenue	37	27
Research and development	639	602
Sales and marketing	359	215
General and administrative	385	336
Total stock-based compensation	1,420	1,180
Tax effect of adding back adjustments	(243)	(141)
Non-GAAP net income	$4,463	$9,794

Non-GAAP net income per share
Basic	$0.11	$0.24
Diluted	$0.10	$0.22
Weighted average shares used in computing non-GAAP net income per share
Basic	41,312	41,550
Diluted	42,975	45,006

	Three Months Ended September 30,
	2012	2011

GAAP net income	$2,701	$8,184
Adjustments:
Stock-based compensation	1,420	1,180
Depreciation and amortization	1,892	2,135
Interest income	(381)	(382)
Other income (expense), net	(41)	(110)
Provision for income taxes	1,063	4,528
Adjusted EBITDA	$6,654	$15,535